UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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[ ]	Definitive proxy statement.

[ ]	Definitive additional materials.

[ ]	Soliciting material under Rule 14a-12.

Northern Lights Fund Trust IV
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sterling Capital Focus Equity ETF

a series of Northern Lights Fund Trust IV

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

[__________], 2024

Dear Shareholder:

The enclosed Proxy Statement contains information about a proposal to approve a new investment advisory agreement (the “New Advisory Agreement”) between Northern Lights Fund Trust IV (the “Trust”), on behalf of the Sterling Capital Focus Equity ETF (the “Fund”), a series of the Trust, and Sterling Capital Management LLC (the “Adviser”), the investment adviser to the Fund. The shareholders of the Fund are being asked to approve the proposal at meeting (the “Meeting”) scheduled to be held at 11:00 a.m., Eastern Time on [June 24], 2024, at the offices of Sterling Capital Management LLC, 434 Fayetteville Street, Suite 500, Raleigh, North Carolina 27601. Please take the time to carefully read the enclosed Proxy Statement and cast your vote by following the instructions on the enclosed proxy ballot.

The proposal is required because the former advisory agreement (the "Former Advisory Agreement") between the Trust and the Adviser will terminate automatically as a result of a change in ownership of the Adviser as more fully described in the enclosed proxy statement. On or around June 30, 2024,, a majority controlling interest in the Adviser is expected to be acquired by Guardian Capital Group Limited, which pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”) and in accordance with the terms of the Former Advisory Agreement with the Adviser, will result in an assignment and termination of the Former Advisory Agreement. The Board of Trustees of the Trust (the “Board”) approved an interim investment advisory agreement between the Trust, on behalf of the Fund, and the Adviser (the “Interim Advisory Agreement”) in advance of the Adviser’s change in ownership to take effect upon the change in ownership. The Interim Advisory Agreement will be effective for a period of up to 150 days after the change in ownership. As a result, shareholders of the Fund are being asked to approve the New Advisory Agreement for the Adviser to continue managing the Fund beyond the term of the Interim Advisory Agreement.

Information on the Interim Advisory Agreement, Former Advisory Agreement and New Advisory Agreement is set forth in the enclosed Proxy Statement. In addition, information on the Adviser and its expected change of ownership is included as well.

It is important to note that, although the Adviser will undergo a change in ownership, the day-to-day services to the Fund will not change. In addition, no changes are being proposed to the advisory fees charged to the Fund.

We think that this proposal is in the best interest of the shareholders of the Fund. The Trust’s Board of Trustees has unanimously recommended that shareholders of the Fund vote “FOR” the proposal.

Should you have any questions, please feel free to call us at [  ]. We will be happy to answer any questions you may have. For voting instructions, including a toll-free number and website for voting, please refer to the enclosed proxy ballot.

Your vote is important regardless of the number of shares you own. To assure your representation at the Meeting, please follow the instructions on the enclosed proxy ballot whether or not you expect to be present at the Meeting. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

Sincerely,

Wendy Wang

President

Northern Lights Fund Trust IV

Sterling Capital Focus Equity ETF

a series of Northern Lights Fund Trust IV

225 Pictoria Drive, Suite 450

Cincinnati, Ohio 45246

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held [June 24], 2024

Dear Shareholders:

The Board of Trustees of Northern Lights Fund Trust IV (the “Trust”), an open-end registered management investment company organized as a Delaware statutory trust, has called a special meeting (the “Meeting”) of the shareholders of the Sterling Capital Focus Equity ETF (the “Fund”), a series of the Trust, to be held at the offices of Sterling Capital Management LLC, 434 Fayetteville Street, Suite 500, Raleigh, North Carolina 27601, on [June 24], 2024 at [11]:00 a.m., Eastern Time, for the purpose of considering and approving the following proposals:

1.	To approve a new investment advisory agreement by and between the Trust and Sterling Capital Management LLC (the “New Advisory Agreement”), the investment adviser to the Fund. No fee increase is proposed; and

2.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

Shareholders of record at the close of business on [April 15], 2024 are entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on [June 24], 2024.

A copy of the Notice of Shareholder Meeting, the Proxy Statement (including the proposed New Advisory Agreement) and Proxy Voting Ballot are available at [INSERT WEBSITE].

By Order of the Board of Trustees

Jennifer Farrell

Secretary

Northern Lights Fund Trust IV

[April 25], 2024

YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY BALLOT WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND AND VOTE ON THE PROPOSAL

While we strongly encourage you to read the full text of the enclosed Proxy Statement, we are also providing you with a brief overview of the subject of the shareholder vote. Your vote is important.

QUESTIONS AND ANSWERS

Q. What proposal am I being asked to vote on?

A. At the Meeting, you will be asked to vote on the proposal below, and to transact any other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof:

1.	To approve a new investment advisory agreement by and between the Trust and Sterling Capital Management LLC (the “New Advisory Agreement”), the investment adviser to the Fund. No fee increase is proposed.

Q. Why am I being asked to approve the Proposal?

As more fully described in the attached Notice and Proxy Statement, on February 2, 2024, Guardian Capital Group Limited, through its wholly owned-subsidiary Guardian Capital LLC (collectively, “Guardian Capital”), entered into an agreement to purchase all or a portion of the ownership interest in the Adviser held by Truist Financial Corporation (the “Transaction”). Guardian Capital is a global asset management business headquartered in Toronto, Canada. Founded in 1962, Guardian Capital is listed on the Toronto Stock Exchange and has a long history of stable and consistent growth, as well as successful strategic transactions and organic business building. Guardian Capital plans to operate the Adviser as a standalone entity, led by the adviser’s current team of management and senior professionals, providing continuity and stability for the Fund.

Prior to the close of the Transaction expected to occur on or around June 30, 2024 (the “Closing”), Truist Financial Corporation owned 100% of the voting and capital interests of the Adviser. No other shareholders owned any of the Adviser’s voting interest. Following the Closing, Guardian Capital will own 100% of the voting and capital interests of the Adviser. Under the Investment Company Act of 1940 Act, as amended (the “1940 Act”) and pursuant to the terms of the Former Advisory Agreement, management believes the Closing will result in a “change in control” of the Adviser and thus cause the automatic termination of the Former Advisory Agreement. To avoid a lapse in advisory services to the Fund, the Adviser and the Trust, on behalf of the Fund, will enter into the Interim Advisory Agreement, which will become effective on the date of the Closing. However, for the Adviser to continue to provide investment management services to the Fund beyond the term of the Interim Advisory Agreement (maximum term of 150 days after the date of the Closing), shareholders of the Fund are required by the 1940 Act to approve the New Advisory Agreement.

Q. Why are you sending me this information?

A. You are receiving these proxy materials because you own shares of the Fund and have the right to vote on this very important proposal concerning your investment.

Q. How will the Transaction or the approval of the New Advisory Agreement affect me as a Fund shareholder?

A. Neither the Fund nor its investment objective will change as a result of the Closing or the approval of the New Advisory Agreement, and you will still own the same shares in the Fund. The terms of the New Advisory Agreement are identical to the Former Advisory Agreement except for date of execution, effectiveness and term. The advisory fee rates charged to the Fund will remain the same as under the Former Advisory Agreement and the Interim Advisory Agreement. If approved by shareholders, the New Advisory Agreement will have an initial two-year term and will be subject to annual renewal thereafter.

Senior management of the Adviser and the portfolio managers of the Fund will remain unchanged. There will be no changes to the Fund’s investment strategies or the investment processes used by the Adviser as a result of the Transaction. The composition of the Board will not be changed as a direct result of the New Advisory Agreement, and the Board will continue to make decisions regarding the independent accountants, custodian, administrator, distributor, and transfer agent of the Fund. No changes are being proposed to these existing service providers at this time.

Q. What will happen if shareholders do not approve the New Advisory Agreement?

A. If the New Advisory Agreement is not approved by shareholders, the Interim Advisory Agreement will continue in effect until its expiration and the Board will consider other alternatives, including a new or modified request for shareholder approval of a new advisory agreement with the Adviser, retaining a new investment adviser for the Fund (which also would need to be approved by shareholders of the Fund), or the possible liquidation and closing of the Fund.

Q. Has the Board of Trustees approved the New Advisory Agreement and how do the Trustees recommend that I vote?

A. The Board unanimously approved the New Advisory Agreement at a meeting held on March 14, 2024, and recommends that you vote FOR the proposal.

Q. Who will bear the costs related to this proxy solicitation?

A. All costs of this proxy will be paid by the Adviser and not by the Fund or its shareholders.

Q. Who is entitled to vote?

A. If you owned shares of the Fund as of the close of business on [April 15], 2024 (the “Record Date”), you are entitled to vote.

Q. When and where will the Meeting be held?

A. The Meeting will be held at the offices of Sterling Capital Management LLC, 434 Fayetteville Street, Suite 500, Raleigh, North Carolina 27601 on [June 24], 2024 at 11:00 a.m., Eastern Time.

Q. How do I vote my shares?

A. For your convenience, there are several ways you can vote:

By Mail: Vote, sign and return the enclosed proxy card(s) in the enclosed self-addressed, postage-paid envelope;

By Telephone: Call the number printed on the enclosed proxy card(s);

Via Internet: If you choose to submit a proxy via the Internet, follow the instructions provided on the proxy card; or

In Person: Attend the Meeting as described in the Proxy Statement.

If you submit your proxy by telephone or via the Internet, you do not need to return a proxy card by mail. Internet proxy submission is available 24 hours a day. Shareholders can vote by telephone Monday through Friday between 9:00 a.m. and 10:00 p.m. Eastern Time. Proxies submitted by the Internet must be received by 11:00 a.m. Eastern Time on [June 24], 2024 for direct shareholders and 11:59 p.m. on [June 23], 2024 for beneficial shareholders.

Q. What vote is required to approve the proposal?

A. Approval of the New Advisory Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of a Fund, which, under the 1940 Act, means an affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the outstanding shares.

Q. What happens if I sign and return my proxy card but do not mark my vote?

A. Your proxy will be voted in favor of the proposal.

Q. May I revoke my proxy?

A. You may revoke your proxy at any time before it is exercised by giving notice of your revocation to the Fund in writing or by phone. You may also revoke your proxy by attending the Meeting, requesting the return of your proxy and voting in person.

Q. How can I obtain a copy of the Fund’s annual or semi-annual report?

A. If you would like to receive a copy of the latest annual or semi-annual report(s) for the Fund, please call the Fund (toll-free) at 1-888-637-7798, or write to 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246. The reports will be furnished free of charge.

Q. Whom should I call for additional information about this Proxy Statement?

A. If you need any assistance, or have any questions regarding the proposal or how to vote, please call Broadridge Financial Solutions, Inc., the Fund’s proxy solicitor, at (toll-free)(888) 596-1876.

Sterling Capital Focus Equity ETF

a series of Northern Lights Fund Trust IV

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Northern Lights Fund Trust IV (the “Trust”), an open-end management investment company registered with the U.S. Securities and Exchange Commission (the “SEC”) with its principal office located at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246. The proxies are to be used at a special meeting (the “Meeting”) of the shareholders of the Sterling Capital Focus Equity ETF (the “Fund”), a series of the Trust, at the offices of Sterling Capital Management LLC, 434 Fayetteville Street, Suite 500, Raleigh, North Carolina 27601 on [June 24], 2024 at 11:00 a.m., Eastern Time, and any adjournment of the Meeting. The primary purpose of the Meeting is for shareholders of the Fund to consider and approve the following proposals:

1.	To approve a new investment advisory agreement by and between the Trust and Sterling Capital Management LLC (the “New Advisory Agreement”), the investment adviser to the Fund. No fee increase is proposed; and

2.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

The date of the first mailing of this Proxy Statement will be on or about [April 25], 2024. Only shareholders of record at the close of business on [April 15], 2024 are entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof.

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to be Held on [June 24], 2024:

This proxy statement is available at [INSERT WEBSITE], or by contacting the Fund at 1-888-637-7798. To obtain directions to attend the Meeting, please call the Fund at 1-888-637-7798. For a free copy of the Fund’s latest annual and/or semi-annual report, call (toll-free) at 1-888-637-7798 or write to:

Sterling Capital Focus Equity ETF

c/o Ultimus Fund Solutions LLC

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

SUMMARY OF THE PROPOSAL

APPROVAL OF A NEW ADVISORY AGREEMENT BY AND BETWEEN THE TRUST AND

STERLING CAPITAL MANAGEMENT LLC

Background

The primary purpose of this proposal is to approve Sterling Capital Management LLC (the “Adviser”) to continue to serve as the investment adviser to the Sterling Capital Focus Equity ETF (the “Fund”), a series of Northern Lights Fund Trust IV (the “Trust”). To do so, the Board of Trustees of the Trust (the “Board”) are requesting that shareholders approve a new advisory agreement between the Trust, on behalf of the Fund, and the Adviser (the “New Advisory Agreement”). Approval of the New Advisory Agreement will not raise the fees paid by the Fund. The New Advisory Agreement is identical to the Fund’s former investment advisory agreement with the Adviser, except for date of execution, effectiveness and term. The effective date of the New Advisory Agreement will be the later of (x) the date of the Closing (as defined below), expected to be on or around June 30, 2024, and (y) the date that the Fund’s shareholders approve the New Advisory Agreement.

On February 2, 2024, the Truist Financial Corporation entered into a purchase agreement (the “Transaction”) to sell all of its ownership interest in the Adviser to Guardian Capital LLC, a wholly owned subsidiary of Guardian Capital Group Limited (collectively, “Guardian Capital”). Guardian Capital is a global asset management business headquartered in Toronto, Canada. Founded in 1962, Guardian Capital is listed on the Toronto Stock Exchange and has a long history of stable and consistent growth, as well as successful strategic transactions and organic business building. Guardian Capital plans to operate the Adviser as a standalone entity, led by the adviser’s current team of management and senior professionals, providing continuity and stability for the Fund. Because there are no changes contemplated to the staff and structure of the adviser, there are no expected disruptions to the nature of quality of services that the Fund’s shareholders have come to expect from the Adviser. There are no changes to the advisory fee being proposed as part of the Transaction.

The closing of the Transaction will effect a “change in control” of the Adviser for purposes of the 1940 Act (the “Closing”). Under the 1940 Act, a party owning, directly or indirectly, more than 25% of the voting securities of a company is presumed to control the company, and any transaction that results in such owner reducing its interest to less than 25% is presumed to constitute a change in control of an investment adviser. As a result of the Closing, the former advisory agreement between the Adviser and the Trust (the “Former Advisory Agreement”) will automatically terminate.

At a meeting held on March 14, 2024 (the "Board Meeting"), in anticipation of the completion of the Transaction, the Board approved the New Advisory Agreement, and an interim advisory agreement between the Adviser and the Trust (the “Interim Advisory Agreement”). The New Advisory Agreement will not be effective with respect to the Fund until approved by a majority vote of the outstanding shares of such Fund in accordance with the 1940 Act. The Adviser will continue to manage the Fund pursuant to the Interim Advisory Agreement which will become effective upon the Closing for up to 150 days from the date of the Closing or until the New Advisory Agreement is approved by the Fund’s shareholders.

The Closing will not result in any change in the Fund’s investment objectives and strategies. Upon the Closing, the senior management of the Adviser will remain unchanged and the Adviser's personnel who service the Fund, including the portfolio managers, will remain the same. Approval of the New Advisory Agreement will not increase the advisory fees paid by the Fund or its shareholders. The effective date of the New Advisory Agreement will be the later of (x) the date of the closing, expected to be on or around June 30, 2024, and (y) the date it is approved by the Fund’s shareholders. There will be no changes to the Fund’s investment processes used by the Adviser as a result of the Closing. The composition of the Board will not be changed as a direct result of the New Advisory Agreement, and the Board will continue to make decisions regarding the independent accountants, custodian, administrator, distributor, and transfer agent of the Fund. No changes are being proposed to these existing service providers at this time.

Please see the section below entitled “Evaluation by the Board of Trustees” for a detailed discussion of the material factors and the conclusions with respect thereto that form the basis for the recommendation of the Board that the shareholders approve the New Advisory Agreement.

Information Concerning the Adviser

The Adviser is a North Carolina limited liability company with its headquarters located at 4350 Congress Street, Suite 1000, Charlotte, NC 28209. The Adviser is an investment adviser registered with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended (“Advisers Act”). As of [April 1], 2024, the Adviser had in aggregate approximately $[__] million in assets under management.

Upon the Closing, Guardian Capital will own 100% of the voting interest of the Adviser. No other shareholder will own any voting interest in the Adviser.

The names and titles and principal occupations of the current principal executive officers of the Adviser are set forth below. After the Closing, Mr. Dowhower will no longer serve on the board of the Adviser. No other changes are anticipated as a result of the Closing. The address of each is 4350 Congress Street, Suite 1000, Charlotte, NC 28209.

Name	Title
Robert Bridges	Senior Managing Director and Board Member
Scott Haenni	Senior Managing Director, Chief Executive Officer and Board Member
Alexander McAlister	Senior Managing Director, President Emeritus, and Board Member
Mark Montgomery	Senior Managing Director and Board Member
Charles Durham	Executive Director and Chief Compliance Officer
Casey McIntyre	Managing Director and Chief Operating Officer
Brian Dowhower	Board Member

The Investment Advisory Agreement

The terms of the New Advisory Agreement are identical in all material respects to those of the Former Advisory Agreement, except for the date of commencement, term and renewal. Under the terms of both the Former Advisory Agreement and the New Advisory Agreement, the Adviser is entitled to receive an annual fee from each Fund equal to 0.59% of the Fund’s average daily net assets. For such compensation, the Adviser, at its expense, furnishes a continuing investment program for the Fund, makes investment decisions on behalf of the Fund, and places all orders for the purchase and sale of portfolio securities, subject to the Fund’s investment objective, policies, and restrictions and such policies as the Board may determine. Under the Former Advisory Agreement, the fees paid to the Adviser for the fiscal year ended May 31, 2023, were $320,278.

As adviser to the Fund, subject to the Board's oversight, the Adviser supervises the performance of administrative and professional services provided by others. The Adviser also ensures compliance with the Fund's investment policies and guidelines. The Former Advisory Agreement, dated July 14, 2020, was initially approved by the Fund’s then sole shareholder on August 25, 2020. At the time of this Proxy Statement, the Former Advisory Agreement was most recently renewed by the Board at a meeting held on April 24, 2023.

The Former Advisory Agreement and New Advisory Agreement provide that the Adviser shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

The New Advisory Agreement will continue in force for an initial period of two years, and from year to year thereafter with respect to each Fund, but only so long as its continuance is approved at least annually by the Board at a meeting called for that purpose or by the vote of a majority of the outstanding shares of the Fund in accordance with the 1940 Act. The New Advisory Agreement will automatically terminate on its assignment (as such term is used for purposes of the 1940 Act) and is terminable upon notice by the Adviser or the Board on not more than sixty days' notice.

The form of New Advisory Agreement is attached as Exhibit A. You should read the New Advisory Agreement. The description in this Proxy Statement of the New Advisory Agreement is only a summary.

Interim Advisory Agreement

As a result of the Closing potentially occurring prior to shareholder approval of the New Advisory Agreement, the Trust faced the potential that the Trust would not, after the Closing, have an investment advisory agreement in place for the Fund that has been approved by shareholders of the Fund in accordance with the 1940 Act. In order to ensure that the Adviser would continue as the Fund’s investment adviser after the Closing, the Board, including all the Independent Trustees, by a vote on March 14, 2024, unanimously approved the Interim Advisory Agreement with the Adviser pursuant to Rule 15a-4 under the 1940 Act and in accordance with SEC Release No. 33897 with respect to in-person voting requirements. The Interim Advisory Agreement is effective as of the date of the Closing, and would replace the Former Advisory Agreement as of such date.

The Interim Advisory Agreement is substantially similar to the Former Advisory Agreement and the New Advisory Agreement, except that it includes certain provisions required by Rule 15a-4 under the 1940 Act. Accordingly, the Interim Advisory Agreement has a maximum term of 150 days. Further, the Interim Advisory Agreement provides that, with respect to the Fund, the Board or a majority of the Fund's outstanding voting securities may terminate the Interim Advisory Agreement with respect to that Fund at any time without penalty on not more than 10 days' written notice, and that the compensation earned by the Adviser under the Interim Advisory Agreement is being held in an escrow account until such Fund shareholders approve the New Advisory Agreement, after which the amount in the escrow account with respect to such Fund, plus any interest, will be paid to the Adviser. If the Fund’s shareholders do not approve the New Advisory Agreement, the Adviser will be paid the lesser of the costs incurred, plus any interest earned on such amount, in performing its obligations under the Interim Advisory Agreement or the total amount in the escrow account with respect to the Fund, plus any interest.

From and after the Closing, the Fund will be managed by the Adviser under the Interim Advisory Agreement until such time as the New Advisory Agreement is approved by shareholders or the term of the Interim Advisory Agreement has expired (unless the Interim Advisory Agreement is otherwise earlier terminated in accordance with its terms). If the New Advisory Agreement with the Adviser is not approved by the Fund’s shareholders in accordance with the 1940 Act, the Board and the Adviser will consider other options, including a new or modified request for shareholder approval of a new advisory agreement with the Adviser, retaining a new investment adviser for the Fund (which also would need to be approved by shareholders of the Fund), or the possible liquidation and closing of the Fund.

Evaluation by the Board of Trustees

At a meeting of the Board on March 14, 2024, the Board, including all of the Independent Trustees, met to consider the approval of the Interim Advisory Agreement and New Advisory Agreement between the Trust, on behalf of the Fund, and the Adviser.

In advance of the March 14, 2024 meeting, the Board requested and received materials to assist them in considering the Interim Advisory Agreement and New Advisory Agreement. The materials provided contained information with respect to the factors enumerated below, including the Interim Advisory Agreement and New Advisory Agreement, a memorandum prepared by the Independent Trustees’ independent legal counsel discussing in detail the Board’s fiduciary obligations and the factors they should assess in considering the approval of the Interim Advisory Agreement and New Advisory Agreement and comparative information relating to the advisory fee and other expenses of the Fund. The materials also included materials relating to the Adviser (including a memorandum from the Adviser describing the Transaction, the Adviser’s Form ADV, select financial information of the Adviser, bibliographic information regarding the Adviser’s key management, and investment advisory personnel, and comparative fee, expense and performance information relating to the Fund) and other pertinent information. The Board also engaged in conversations directly with representatives of the Adviser at the March 14, 2024 meeting discussing, among other things, the terms, conditions, and expected timing of the Closing and the reasons that the Adviser and Guardian Capital were undergoing the Transaction. Based on their evaluation of the information provided by the Adviser, in conjunction with information provided by the Fund’s other service providers, the Board, by a unanimous vote (including a separate vote of the Independent Trustees), approved the Interim Advisory Agreement and New Advisory Agreement with respect to the Fund. The Independent Trustees were advised by counsel that is experienced in 1940 Act matters and that is independent of fund management and met with such counsel separately from fund management.

In considering the approval of the Interim Advisory Agreement and New Advisory Agreement and reaching their conclusions, the Board reviewed and analyzed various factors that they determined were relevant, including the factors enumerated below. The Board relied upon the advice of independent legal counsel and their own business judgment in determining the material factors to be considered in evaluating the Interim Advisory Agreement and New Advisory Agreement and the weight to be given to each such factor. The conclusions reached by the Board were based on a comprehensive evaluation of all of the information provided, both in written and verbal form, and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the Interim Advisory Agreement and New Advisory Agreement. The following summarizes the Board’s review process and the information on which their conclusions were based:

Nature, Extent, and Quality of Services. The Board reviewed the experience and credentials of the key professionals servicing the Fund noting there had been no changes over the personnel servicing the Fund in the past year. The Board noted that the portfolio manager for the Fund had extensive asset management experience. The Board observed that the Adviser managed the Fund’s investments, conducted investment research, placed trade orders, and provided related administrative services and facilities for the operation of the Fund. The Board reviewed the measures and controls the Adviser had in place for monitoring and mitigating risk and for ensuring compliance with the Fund’s investment limitations. The Board reviewed the factors considered by the Adviser in selecting broker-dealers for portfolio transactions. It remarked that the Fund reported no cybersecurity incidents, material compliance issues, regulatory examinations or investigations, or any litigation or administrative actions in the past year. The Board concluded that it could expect the Adviser to continue providing satisfactory service to the Fund and its shareholders.

Performance. The Board noted that Fund has had positive returns over the 1-year, 3-year and since inception periods, and that Fund’s performance was equal to the peer group median over all periods. The Board commented that the annualized return for the 1-year period ended January 31, 2024 was 27.94%, compared to the benchmark index of 34.99% and the Morningstar category median of 32.02%. The Board concluded that Fund’s performance was satisfactory.

Fees and Expenses. The Board reviewed Fund’s advisory fee and net expense ratio against its peer group and Morningstar category. The Board noted that Fund was charged a unitary advisory fee of 0.59%, which was lower than the averages of the peer group and Morningstar category. The Board concluded that the advisory fee charged to Fund was not unreasonable.

Profitability. The Board considered Adviser’s profitability analysis with regards to Fund, noting that the analysis reflected the Adviser’s operation of the Fund was not profitable. The Board concluded that excessive profitability was not an issue for the Adviser at this time.

Economies of Scale. The Board reviewed whether the Adviser had achieved economies of scale with respect to its management of the Fund. The Board noted that the Fund’s assets under management of approximately $65 million was not conducive to achieving economies of scale. The Board acknowledged the Adviser’s plan to increase its assets under management and agreed to revisit the topic of economies of scale at a later date.

Conclusion. Having requested and received such information from the Adviser as the Board believed to be reasonably necessary to evaluate the terms of the Interim Advisory Agreement and New Advisory Agreement, and as assisted by the advice of independent counsel, the Board, including all of the Independent Trustees voting separately, determined with respect to the Fund that (a) the terms of the Interim Advisory Agreement and New Advisory Agreement are reasonable; (b) the investment advisory fees payable pursuant to the Interim Advisory Agreement and New Advisory Agreement are not unreasonable; and (c) the Interim Advisory Agreement and New Advisory Agreement is in the best interests of the Fund and its shareholders.

Based on the Trustees’ deliberations and their evaluation of the information described above and other factors and information they believed relevant, the Board, by separate vote of the Independent Trustees and the entire Board, unanimously approved both the Interim Advisory Agreement and New Advisory Agreement and voted to recommend the Interim Advisory Agreement and New Advisory Agreement to shareholders for approval.

Section 15(f) of the 1940 Act

Because the Closing may be considered to result in a change of control of the Adviser under the 1940 Act resulting in the termination (due to a deemed assignment) of the Former Advisory Agreement, the Adviser intends for the Closing to come within the safe harbor provided by Section 15(f) of the 1940 Act, which permits an investment adviser of a registered investment company (or any affiliated persons of the investment adviser) to receive any amount or benefit in connection with a sale of an interest in the investment adviser that results in an assignment of an investment advisory contract, provided that the following two conditions are satisfied.

First, an “unfair burden” may not be imposed on the investment company as a result of the sale of the interest, or any express or implied terms, conditions or understandings applicable to the sale of the interest. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period following the transaction whereby the investment adviser (or predecessor or successor adviser), or any “interested person” of the adviser (as defined in the 1940 Act), receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than ordinary fees for bona fide principal underwriting services). The Adviser has confirmed for the Board that the Closing will not impose an unfair burden on the Fund within the meaning of Section 15(f) of the 1940 Act.

Second, during the three-year period following the Closing, at least 75% of the members of the investment company’s board of trustees cannot be “interested persons” (as defined in the 1940 Act) of the investment adviser (or predecessor adviser). At the present time, 100% of the Trustees are classified as Independent Trustees; i.e., not interested persons of the Trust. The Board has committed to ensuring that at least 75% of the Trustees would not be “interested persons” of the Adviser for a period of three years after the Closing.

Accordingly, the Board, all of whom are Independent Trustees, unanimously recommends that shareholders of the Fund vote “FOR” approval of the New Advisory Agreement.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a diversified series of the Northern Lights Fund Trust IV, an open-end investment management company organized as a Delaware statutory trust and formed by an Agreement and Declaration of Trust. The Trust’s principal executive offices are located at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246. The Board oversees the business activities of the Fund. Like other series of the Trust, the Fund retains various firms to perform specialized services. The Adviser currently serves as the Fund’s investment adviser.

Northern Lights Distributors, LLC, located at 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022, serves as principal underwriter and distributor of the Fund. Ultimus Fund Solutions, LLC, provides the Fund with fund accounting and administrative services. Brown Brothers Harriman & Co. serves as the Fund’s transfer agent.

The most recent annual report of the Fund, including audited financial statements for the fiscal year ended May 31, 2023, has been mailed previously to shareholders. If you have not received this report or would like to receive additional copies of the Annual Report or Semi-Annual Report to Shareholders, Prospectus and/or SAI, free of charge, please contact the Fund at the address set forth on the first page of this Proxy Statement or by calling (toll-free) 1-888-637-7798 and they will be sent to you by first class mail.

THE PROXY

The Board solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. A proxy for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the Meeting as specified. If no specification is made, the shares represented by a duly executed proxy will be voted: for approval of the New Advisory Agreement; and at the discretion of the holders of the proxy, on any other matter that may come before the Meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement. You may revoke your proxy at any time before it is exercised by (1) submitting a duly executed proxy bearing a later date, (2) submitting a written notice to the President of the Trust revoking the proxy, or (3) attending and voting in person at the Meeting.

VOTING INFORMATION

As of the Record Date, there were [INSERT NUMBER] shares of beneficial interest of the Fund issued and outstanding.

All shareholders of record of the Fund on the Record Date are entitled to vote at the Meeting on the Proposal. Each shareholder is entitled to one (1) vote per share held.

An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of the proposed New Advisory Agreement. As defined in the 1940 Act, a vote of the holders of a majority of the outstanding shares of a fund means the vote of (1) 67% or more of the voting shares of the fund present at the meeting, if the holders of more than 50% of the outstanding shares of the fund are present in person or represented by proxy, or (2) more than 50% of the outstanding voting shares of the fund, whichever is less.

Thirty-three and one-third percent (33-1/3%) of the shares of the Fund present in person or represented by proxy and entitled to vote shall constitute a quorum at the Meeting.

Broker non-votes and abstentions will be considered present for purposes of determining the existence of a quorum and the number of shares of the Fund represented at the Meeting, but they are not affirmative votes for any proposal. As a result, with respect to approval of the proposed New Advisory Agreement, non-votes and abstentions will have the same effect as a vote against the proposal because the required vote is a percentage of the shares present or outstanding.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

To the best knowledge of the Trust, except as listed below, there were no Trustees or officers of the Trust or other shareholders who were the beneficial owners of more than 5% of the outstanding shares of the Fund on the Record Date. As of the Record Date, the Trust knows of no other person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that beneficially owns more than 5% of the outstanding shares of the Fund.

Shares are held in book entry form, which means that no stock certificates are issued. The Depository Trust Company (“DTC”) or its nominee is the record owner of all outstanding Shares and is recognized as the owner of all shares for all purposes.

Investors owning shares are beneficial owners as shown on the records of DTC or its participants. DTC serves as the securities depository for all Shares. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other institutions that directly or indirectly maintain a custodial relationship with DTC. As a beneficial owner of shares, you are not entitled to receive physical delivery of stock certificates or to have shares registered in your name, and you are not considered a registered owner of shares.

Although the Trust does not have information concerning its beneficial ownership held in the names of DTC Participants, the following table lists each DTC Participant that owned of record 5% or more of the outstanding shares of the Fund as of the Record Date:

[Insert Table]

Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act. Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval. As a group, the Trustees and officers of the Trust owned 0% of the outstanding shares of the Fund as of the Record Date. As a result, the Trustees and officers as a group are not deemed to control the Fund due to their ownership of share of the Fund.

As of the Record Date, the Trustees and officers, as a group, owned less than 1.00% of the Fund’s outstanding shares. As of the Record Date, the Trustees, and their respective immediate family members, did not own any securities beneficially or of record in the Adviser or its parents or subsidiaries of either, or any of their respective affiliates.

SHAREHOLDER PROPOSALS

The Trust is generally not required to hold annual meetings of shareholders, and the Trust generally does not hold a meeting of shareholders in any year, unless certain specified shareholder actions, such as the election of trustees or the approval of a new advisory agreement, are required to be taken under state law or the 1940 Act.

The Trust has not received any shareholder proposals to be considered for presentation at the Meeting. Under the proxy rules of the SEC, shareholder proposals may, under certain conditions, be included in the Trust’s Proxy Statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Trust’s proxy materials must be received by the Trust within a reasonable time before the solicitation is made. The fact that the Trust receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. You should be aware that annual meetings of shareholders are not required as long as there is no particular requirement under the 1940 Act, which must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to Wendy Wang, Northern Lights Fund Trust IV, 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022.

COST OF SOLICITATION

The Board is making this solicitation of proxies. The Trust has engaged Broadridge Financial Solutions, Inc. (“Broadridge”) , a proxy solicitation firm, to assist in the solicitation. The estimated fees anticipated to be paid to Broadridge are approximately between $[_____] and $[______]. The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Special Meeting and proxy and any additional materials relating to the Meeting and the cost of soliciting proxies will be borne by the Adviser. In addition to solicitation by mail, the Trust will request banks, brokers and other custodial nominees and fiduciaries, to supply proxy materials to the respective beneficial owners of shares of each Fund of whom they have knowledge, and the Adviser will reimburse them for their expenses in so doing. Certain officers, employees and agents of the Trust and the Adviser may solicit proxies in person or by telephone, facsimile transmission, or mail, for which they will not receive any special compensation.

OTHER MATTERS

The Board knows of no other matters to be presented at the Meeting other than as set forth above. If any other matters properly come before the Meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

REVOCABILITY OF PROXIES

The presence of a shareholder at the Meeting will not automatically revoke such shareholder’s proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to the Fund c/o Ultimus Fund Solutions, LLC, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, by calling 1-888-637-7798 or by attending the Meeting and voting in person. All valid, unrevoked proxies will be voted at Meeting.

PROXY DELIVERY

If you and another shareholder share the same address, the Trust may only send one Proxy Statement unless you or the other shareholder(s) request otherwise. Call or write to the Fund if you wish to receive a separate copy of the Proxy Statement, and the Fund will promptly mail a copy to you. You may also call or write to the Fund if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Fund at 1-888-637-7798, or write the Fund at 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022

Appendix A

INVESTMENT ADVISORY AGREEMENT

Between

NORTHERN LIGHTS FUND TRUST IV

and

STERLING CAPITAL MANAGEMENT LLC

[to be inserted]

Appendix B

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

**SCAN TO**
**VIEW MATERIALS & VOTE**

**To vote by Internet**

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com** **or scan the QR Barcode above**
3) Follow the instructions provided on the website.

**To vote by Telephone**

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

**To vote by Mail**

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

***If you vote by Telephone or Internet, you do not need to mail your proxy.***

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V45486-S86449

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**The Board of Trustees recommends you vote FOR the following:**

2. To transact any such other business as may properly come before the Special Meeting or any adjournments thereof.

**YOUR VOTE IS IMPORTANT**
**Please complete, sign and return this card as soon as possible.**

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature [Joint Owners] | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:**
The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com.

V45487-S86449

The undersigned hereby appoints [TBD] and [TBD], and each of them separately, with full power of substitution to each, as proxies of the undersigned, to represent the undersigned and to vote, as designated on the reverse side of this proxy card, at the above-stated Special Meeting to be held at the offices of Sterling Capital Management LLC, 434 Fayetteville Street, Suite 500, Raleigh, North Carolina 27601 at 11:00 a.m. Eastern Time, and at any and all adjournments and postponements thereof, all shares of the Fund that the undersigned is entitled to vote at the Special Meeting, and at any and all adjournments and postponements thereof, on the matter listed on the reverse side of this proxy card and in their discretion on any other matter which may come before the First Special Meeting, and at any and all adjournments and postponements thereof. In a case where the undersigned fails to designate a choice on the matter listed on the reverse side of this proxy card, the proxies will vote in favor of the matter at the Special Meeting, and at any and all adjournments and postponements thereof.

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE